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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                              Jurisdiction of Incorporation
---------------                         -----------------------------
REMEC Microwave, Inc.                   California
REMEC Wireless, Inc.                    California
REMEC Magnum, Inc.                      California
REMEC Veritek, Inc.                     California
REMEC CSH, Inc.                         California
REMEC INC S.A.                          Republic of Costa Rica
REMEC Q-bit, Inc.                       Florida
REMEC WACOM, LP                         Texas limited partnership
REMEC Airtech, Ltd.                     United Kingdom
REMEC Europe plc                        United Kingdom
Airtech Wireless Communications Ltd.    United Kingdom (Dormant)
REMEC Leaseco, Inc.                     California
REMEC Balboa Holdings, Inc.             California
REMEC WACOM California, Inc.            California
REMEC WACOM Texas, Inc.                 Texas
REMEC Foreign Sales Corporation         Barbados
Humphrey Inc.                           Delaware

PARTIALLY OWNED SUBSIDIARY

Nanowave, Inc.                          Delaware